March 19, 2018

TCG BDC, Inc.
520 Madison Avenue
40th Floor
New York, New York 10022

Re:    Registration Statement on Form N-2 (File No. 333-222096)

Ladies and Gentlemen:

We have served as Maryland counsel to TCG BDC, Inc., a Maryland corporation (the “Company”) and a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with certain matters of Maryland law arising out of the registration by the Company of (a) the following securities of the Company having an aggregate initial offering price of up to $500,000,000 (collectively, the “Securities”): (i) shares (“Common Shares”) of common stock, $0.01 par value per share (“Common Stock”); (ii) shares (“Preferred Shares”) of preferred stock, $0.01 par value per share (“Preferred Stock”); (iii) debt securities (“Debt Securities”); (iv) subscription rights to purchase Common Stock (“Subscription Rights”); (v) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”); and (vi) units (“Units”) consisting of one or more of the foregoing Securities or of securities issued by a third party and (b) up to 5,500,000 shares of Common Stock (the “Selling Stockholders Shares”), which may be sold from time to time by the stockholders of the Company named under the caption “Selling Stockholders” in the applicable prospectus supplement to the Registration Statement (as defined herein). The offering of the Securities and the Selling Stockholders Shares is covered by the Registration Statement on Form N-2 (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
1.    The Registration Statement and the related form of prospectus included therein, substantially in the form filed with the Commission under the 1933 Act;
2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3.    The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
5.    Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to (a) the registration of the Securities and (b) the registration and issuance of the Selling Stockholders Shares, certified as of the date hereof by an officer of the Company;
6.    A certificate executed by an officer of the Company, dated as of the date hereof; and
7.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.    The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (such approval referred to herein as the “Corporate Proceedings”).
6.    Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.
7.    Upon the issuance of any Common Shares, including Common Shares which may be issued as part of Units or upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
8.    Upon the issuance of any Preferred Shares, including Preferred Shares which may be issued as part of Units or upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.    Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.
3.    Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.
4.    Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.
5.    Upon the completion of all Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized.
6.    Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.
7.    Upon the completion of all Corporate Proceedings relating to the Units, the issuance of the Units will be duly authorized.
8.    The issuance of the Selling Stockholders Shares has been duly authorized, and the Selling Stockholders Shares are validly issued and are fully paid and nonassessable.
The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland. We express no opinion as to securities of third parties that may be issued in combination with other Securities as a Unit as described in the Registration Statement.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,

/s/ Venable LLP